Exhibit 10.2

AMENDMENT NUMBER NINE
to the
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of May 17, 2013
among
BARCLAYS BANK PLC,
SUTTON FUNDING LLC
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER NINE (this “Amendment”) is made as of this 20th day of October, 2014, by and among Barclays Bank PLC (a “Purchaser” and “Agent”), Sutton Funding LLC (a “Purchaser”) and Nationstar Mortgage LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of May 17, 2013 (as amended by Amendment Number One to the Master Repurchase Agreement, dated as of July 18, 2013, Amendment Number Two to the Master Repurchase Agreement, dated as of July 24, 2013, Amendment Number Three to the Master Repurchase Agreement, dated as of September 20, 2013, Amendment Number Four to the Master Repurchase Agreement, dated as of November 4, 2013, Amendment Number Five to the Master Repurchase Agreement, dated as of November 13, 2013, Amendment Number Six to the Master Repurchase Agreement, dated as of November 25, 2013, Amendment Number Seven to the Master Repurchase Agreement, dated as of January 14, 2014, and Amendment Number Eight to the Master Repurchase Agreement, dated as of August 21, 2014, by and among Purchasers and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller and Purchasers.
WHEREAS, Purchasers, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of October 20, 2014 (the “Effective Date”), the Repurchase Agreement is hereby amended as follows:

(a)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined terms “Barclays Custodial Agreement”, “Certified Mortgage Loan Trust Receipt”, “Custodian”, “Maturity Date” and “Request for Release of Documents” in their entirety and replacing them with the following, as applicable:

“Barclays Custodial Agreement” means the DB Custodial Agreement.
“Certified Mortgage Loan Trust Receipt” shall have the meaning assigned thereto in the ReconTrust Custodial Agreement.
“Custodian” means ReconTrust Company, N.A., U.S. Bank National Association or Deutsche Bank National Trust Company, as the case may be, and their successors and permitted assigns.
“Maturity Date” means October 19, 2015.

65037.000067 EMF_US 52731040v3

“Request for Release of Documents” shall mean the Request for Release of Documents set forth as Exhibit 15 to the ReconTrust Custodial Agreement, or Annex 5 of the DB Custodial Agreement or U.S. Bank Custodial Agreement, as applicable.
(b)    Section 2 of the Repurchase Agreement is hereby deleting the defined term “BNY Custodial
Agreement” in its entirety.

(c)    Section 3 of the Repurchase Agreement is hereby amended by adding the following clause (i) to the end thereof:

(i) If on any Business Day Agent determines (which determination shall be conclusive absent manifest error) (a) that adequate and reasonable means do not exist for ascertaining LIBOR; or (b) that LIBOR will not adequately and fairly reflect the cost to Purchasers of entering into or maintaining outstanding Transactions; or (c) that it has become unlawful for any Purchaser to honor its obligation to enter into or maintain outstanding Transactions hereunder using LIBOR, then Agent shall give notice thereof to Seller by telephone, facsimile, or other electronic means as promptly as practicable thereafter and, until Agent notifies Seller that the circumstances giving rise to such notice no longer exist, the Pricing Rate included in any Confirmation with respect to new Transactions and in any calculation of the Price Differential with respect to outstanding Transactions will be determined, subject to the timely approval of Seller after receipt of notice of such revised rate, at a rate per annum that Purchasers determine in their reasonable discretion adequately reflects the cost to Purchasers of making or maintaining such Transactions.
(d)    Section 17 of the Repurchase Agreement is hereby amended by deleting clause (e) thereof in its entirety and replacing it with the following:

(a)  (i) Seller or any of its Affiliates or Subsidiaries other than HCM shall be in default under, or fail to perform as requested under, or shall otherwise breach, beyond any applicable cure period, (A) the terms of any warehouse, credit, repurchase, line of credit, financing or other similar agreement relating to any Indebtedness between Seller or any of its Affiliates or Subsidiaries other than HCM, on the one hand, and any Person, on the other, which default or failure entitles any party to require acceleration or prepayment of any Indebtedness thereunder; or (B) any payment obligation under any other material agreement between Seller or any of its Affiliates or Subsidiaries other than HCM, on the one hand, and any Person, on the other (it being understood that an agreement is material if the payment obligations thereunder exceed $1,000,000 in the aggregate, over the term of such agreement); or (ii) HCM shall be in default under, or fail to perform as requested under, or shall otherwise breach, beyond any applicable cure period, the terms of the HCM MRA, which default or failure entitles any party to require acceleration or prepayment of any Indebtedness thereunder; provided, that in the case of this clause (ii), (y) any such default, failure or breach thereunder is not cured by HCM or Seller to the satisfaction of Barclays or, (z) solely in respect of a breach of any financial covenant thereunder, Seller has not executed a guarantee in favor of Barclays of HCM’s obligations under the HCM MRA, which guarantee is substantially in the form of Exhibit K and remains in full force and effect, in each case within one (1) Business Day.

(e)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause (q) thereof in its entirety and replacing it with the following:

(q) Such Mortgage Loan has not been released from the possession of the Custodian under (i) Section 9 of the ReconTrust Custodial Agreement, to Seller or its bailee for a period in excess of fifteen (15) calendar days (or if such fifteenth day is not a Business Day, the next succeeding Business Day); (ii) Section 5 of the DB Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day); (iii) Section 5 of the U.S. Bank Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day) or, in each case, such earlier time period as indicated on the related Request for Release of Documents;
(f)The Repurchase Agreement is hereby amended by adding Exhibit K attached hereto as Exhibit K to the Repurchase Agreement.

SECTION 2.Fees and Expenses. Seller agrees to pay to Purchasers all fees and out of pocket expenses incurred by Purchasers and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchasers and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement. In addition, as a condition precedent to the effectiveness of this Amendment, Seller agrees to pay to Purchasers a fee in an amount equal to $12,468,750, which fee shall be fully earned and non-refundable on the Effective Date and payable in twelve (12) equal monthly installments, with the first installment to be paid on the Effective Date and the remaining monthly installments to be paid on the 20th day of each subsequent month, or if such day is not a Business Day, the Business Day immediately preceding such 20th day of the month, in immediately available funds and otherwise in accordance with Section 2 of the Pricing Side Letter

SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.Representations. In order to induce Purchasers and Agent to execute and deliver this Amendment, Seller hereby represents to Purchasers and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By: /s/ Adam Yarnold___________________
Name: Adam Yarnold
Title: Managing Director

SUTTON FUNDING LLC,
Purchaser

By:__/s/ Ellen V. Kiernan_________________
Name: Ellen V. Kiernan
Title: Vice President

NATIONSTAR MORTGAGE LLC,
Seller
By:__/s/ Jeffrey M. Neufeld________________
Name: Jeffrey M. Neufeld
Title: Senior Vice President and Treasurer

Amendment Number Nine to A&R Master Repurchase Agreement

EXHIBIT K

FORM OF GUARANTY

[To be provided.]

Amendment Number Nine to A&R Master Repurchase Agreement